UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 22, 2014

Bar Harbor Bankshares

(Exact Name of Registrant as Specified in Its Charter)

Maine

(State or Other Jurisdiction of Incorporation)

001-13349

01-0393663

(Commission File Number)

(IRS Employer Identification No.)

               P.O. Box 400

Main Street, Bar Harbor, ME

04609-0400

(Address of Principal Executive Offices)

(Zip Code)

(207) 288-3314

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

{EP - 01599682 - v1 }

TABLE OF CONTENTS

Item 8.01 Other Events Item 9.01 Financial Statements and Exhibits	Page 1 Page 1
Signatures Exhibit Index	Page 1 Page 2

ITEM 8.01

OTHER EVENTS

Bar Harbor Bankshares (NYSE MKT: BHB) (the “Company”) issued a press release on April 22, 2014, announcing that the Company’s Board of Directors declared a three-for-two split of its common stock as a large stock dividend. The three-for-two stock split as a large stock dividend is payable May 19, 2014, to its common stockholders of record at the close of business on May 5, 2014.

In addition, the Company's Board of Directors declared a quarterly cash dividend of 22.3 cents per share of Company common stock, representing a post-stock split adjusted increase of 0.7 cents, or 3.3%, compared with the prior quarter and a post-stock split adjusted increase of 1.7 cents or 8.1% compared with the second quarter of 2013. The quarterly cash dividend is payable to all Company stockholders of record as of the close of business May 28, 2014 and will be paid on June 13, 2014.   A copy of the Company’s press release is filed with this current report as an exhibit.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

      Exhibits No. Description

99.1

Copy of Company’s press release dated April 22, 2014 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 22, 2014

BAR HARBOR BANKSHARES

/s/ Gerald Shencavitz

Gerald Shencavitz

EVP & Chief Financial Officer

EXHIBIT INDEX

99.1   Press Release dated April 22, 2014